Exhibit 23.1*

We hereby consent to the incorporation by reference in this Amendment No.1 to the Registration Statement on Form S-1 on Form S-3 of Repros Therapeutics Inc. of our report dated March 27, 2012 relating to the consolidated financial statements, which appears in Repros Therapeutics Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

August 14, 2012